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                                                                   EXHIBIT 23.04


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated October 26, 2001 relating to the financial statements of Blaze Software Inc., which appears in HNC Software Inc.'s Current Report on Form 8-K/A dated October 29, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

San Jose, California
November 2, 2001